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                                                                       EXHIBIT i
                          DURACELL INTERNATIONAL INC.
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                   FOR THE THREE AND NINE FISCAL MONTHS ENDED
                        APRIL 1, 1995 AND MARCH 26, 1994

                                                      Three Fiscal Months     Nine Fiscal Months
                                                             Ended                  Ended
- ---------------------------------------------------------------------------------------------------
                                                      April 1,   March 26,    April 1,   March 26,
 In millions, except per share amounts                 1995        1994        1995        1994
- ---------------------------------------------------------------------------------------------------
Primary Computations:
Weighted average number of shares outstanding         116.9       116.7       117.3       116.1
Effect of outstanding stock options                     3.2         3.7         3.5         2.8
                                                     ------      ------      ------      ------
     Weighted average number of shares and share
     equivalents outstanding                          120.1       120.4       120.8       118.9
                                                     ======      ======      ======      ======

Per share amounts:
     Net income (a)                                  $ 0.21      $ 0.12      $ 1.57      $ 1.33
                                                     ======      ======      ======      ======

Fully Diluted Computations:
Weighted average number of shares outstanding         116.9       116.7       117.3       116.1
Effect of outstanding stock options                     3.2         3.9         3.5         3.9
                                                     ------      ------      ------      ------
     Weighted average number of shares and share
     equivalents outstanding                          120.1       120.6       120.8       120.0
                                                     ======      ======      ======      ======

Per share amounts:
     Net income (a)                                  $ 0.21      $ 0.12      $ 1.57      $ 1.32
                                                     ======      ======      ======      ======

 ___________________

 (a)  These calculations are submitted in accordance with Regulation S-K item  601 (b)(11)